UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2010

Zolon Corporation
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

033-42498	65-0254624
(Commission File Number)	(IRS Employer Identification Number)

2850 Golf Road, Suite 30, Rolling Meadows, Illinois, 60008
(Address of principal executive offices)

(312) 949-4447
(Registrant’s telephone number, including area code)

2650 Biscayne Boulevard, Miami, Florida 33137
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2010, Zolon Corporation (the “Company”) entered into an agreement arranging for the sale, in a private placement, of shares of its common stock in a financing arranging that was comprised of sales of stock and issuance of warrants on a one-to-one coverage basis.  The Company sold Five Million, One Hundred Thousand (5,100,000) shares of its common stock in exchange for $1,530,000.  Proceeds were used to retire financing from prior acquisitions and working capital.  Warrants were priced at twice the price for the common stock.  The agreement provides for no registration rights, price adjustments or resets.  There was no relationship or affiliation with the purchaser prior to the sale.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sale of Equity Securities.

As described above, the Company sold 5,100,000 shares of its common stock to a single investor determined to be an accredited investor in a private transaction not involving any public advertising or offering, and therefore exempt from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOLON CORPORATION

November 3, 2010	By:	/s/ Dhru Desai
Dhru Desai
Chief Financial Officer